Exhibit 99.1
N E W S R E L E A S E

Expand Energy Corporation Reports Fourth Quarter and Full-Year 2025 Results, Issues 2026 Outlook

OKLAHOMA CITY – February 17, 2026 – Expand Energy Corporation (NASDAQ: EXE) ("Expand Energy" or the "Company") today reported fourth quarter and full-year 2025 financial and operating results and issued its 2026 outlook.

Fourth Quarter 2025 Highlights
•Net cash provided by operating activities of $956 million, more than 150% increase from the fourth quarter of 2024
•Net income of $553 million, or $2.30 per fully diluted share; adjusted net income(1) of $481 million, or $2.00 per diluted share
•Adjusted EBITDAX(1) of $1,425 million
•Produced ~7.40 Bcfe/d net (92% natural gas), an increase of 15% compared to the fourth quarter of 2024

Full-Year 2025 Highlights
•Net cash provided by operating activities of $4,575 million
•Net income of $1,819 million, or $7.57 per fully diluted share; adjusted net income(1) of $1,467 million, or $6.10 per diluted share
•Adjusted EBITDAX(1) of $5,078 million
•Produced ~7.18 Bcfe/d net (92% natural gas)
•Reduced gross debt by ~$660 million in 2025 and ~$1.25 billion since merger close
•Returned $865 million to shareholders in the form of quarterly base dividend, variable dividend, and share repurchases

2026 Outlook
•Quarterly base dividend of $0.575 per common share to be paid in March 2026, 20th straight quarter paying a dividend
•Expect to produce ~7.5 Bcfe/d for ~$2.85 billion of capital, inclusive of ~$75 million of Western Haynesville appraisal spend
•Prioritizing the balance sheet with continued debt reduction of at least $1 billion; shareholder returns through base dividend and opportunistic share repurchases
(1) Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included at the end of this release.

“In 2025, Expand Energy took clear action to meet the world’s need for affordable, reliable, lower carbon energy. In our first year since announcing the merger, we exceeded our synergy targets and improved our Haynesville breakevens by approximately 15%, while achieving double‑digit production growth,” said Mike Wichterich, Interim President and Chief Executive Officer of Expand Energy. “This year-over-year improvement reflects our scale, financial strength, and capital efficiency. We’re creating more value from every molecule, and we’re in an advantaged position to meet growing demand in the power, industrial, and LNG markets. In 2026, we expect to deliver higher volumes with less capital, leverage our productive capacity and flexibility to manage volatility, and consistently grow free cash flow.”

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Brittany Raiford (405) 935-8870 ir@expandenergy.com	Brooke Coe (405) 935-8878 media@expandenergy.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Operations Update

Expand Energy operated an average of 12 rigs during the fourth quarter, drilling 51 wells and turning 66 wells in line, resulting in net production of approximately 7.40 Bcfe/d (92% natural gas). A detailed breakdown of fourth quarter production, capital expenditures and activity can be found in the supplemental slides which have been posted at https://investors.expandenergy.com/events-presentations.

2026 Capital and Operating Outlook

In 2026, Expand Energy expects to run between 11 and 12 rigs and invest approximately $2.85 billion yielding an estimated daily production of approximately 7.5 Bcfe/d.

A detailed breakdown of 2026 annual capital and operating outlook can be found in the supplemental slides.

Shareholder Returns Update

Expand Energy expects to prioritize debt reduction during 2026 to further strengthen its balance sheet and to create more balance sheet capacity at cycle lows while also returning cash to shareholders through the base dividend and share repurchases. The Company plans to pay its quarterly base dividend of $0.575 per share on March 26, 2026 to shareholders of record at the close of business on March 5, 2026.

Conference Call Information

A conference call to discuss Expand Energy's fourth quarter and full-year 2025 financial and operating results and 2026 outlook has been scheduled for 9 a.m. EDT on February 18, 2026. Participants can access the live webcast at https://edge.media-server.com/mmc/p/4mfmpmef/. Participants who would like to ask a question, can register at https://register-conf.media-server.com/register/BI9ebe894cc8df4d9889b59805a0322d74, and will receive the dial-in info and a unique PIN to join the call. Links to the conference call will be provided at https://investors.expandenergy.com/. A replay will be available on the website following the call.
Financial Statements, Non-GAAP Financial Measures and 2025 Guidance and Outlook Projections

This news release contains the non-GAAP financial measures described below in the section titled "Non-GAAP Financial Measures." Reconciliations of each non-GAAP financial measure used in this news release to the most directly comparable GAAP financial measure are provided below. Additional detail on the Company’s 2025 fourth quarter and full-year financial and operational results, along with non-GAAP measures that adjust for items typically excluded by securities analysts, are available on the Company’s website. Non-GAAP measures should not be considered as an alternative to, or more meaningful than, GAAP measures. Management’s guidance for 2026 can be found on the Company’s website at www.expandenergy.com.

Expand Energy Corporation (NASDAQ: EXE) is North America’s largest natural gas producer, powered by dedicated and innovative employees focused on expanding the value of natural gas by connecting global scale to growing markets. Expand Energy’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its advantaged portfolio, financial strength and operational excellence. Expand Energy is committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include our current expectations or forecasts of future events, including matters relating to armed conflict between Russia and Ukraine, instability the Middle East and Venezuela and changes in China-Taiwan relations, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends and our sustainability initiatives. Forward-looking and other statements in this news release regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission ("SEC"). In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "aim", "predict", "should", "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking.

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•Reduced demand for natural gas, oil, and natural gas liquids ("NGLs");
•negative public perceptions of our industry;
•competition in the natural gas and oil exploration and production industry;
•the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;
•risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;
•write-downs of our natural gas and oil asset carrying values due to low commodity prices;
•significant capital expenditures are required to replace our reserves and conduct our business;
•our ability to replace reserves and sustain production;

•uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;
•drilling and operating risks and resulting liabilities;
•our ability to generate profits or achieve targeted results in drilling and well operations;
•leasehold terms expiring before production can be established;
•risks from our commodity price risk management activities;
•uncertainties, risks and costs associated with natural gas and oil operations;
•our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;
•pipeline and gathering system capacity constraints and transportation interruptions;
•risks related to our plans to participate in the global LNG value chain;
•terrorist activities and/or cyber-attacks adversely impacting our operations;
•risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;
•disruption of our business by natural or human causes beyond our control;
•a deterioration in general economic, business or industry conditions;
•the impact of inflation and commodity price volatility, including as a result of decisions made by OPEC+ and armed conflict between Russia and Ukraine, instability in the Middle East and Venezuela, and changes in China-Taiwan relations, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;
•our inability to access the capital markets on favorable terms;
•the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;
•challenges with employee recruitment and retention and an increasingly competitive labor market;
•risks related to acquisitions or dispositions, or potential acquisitions or dispositions;
•security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business;
•our ability to achieve and maintain sustainability certifications, goals and commitments;
•environmental and sustainability legislation and regulatory initiatives, including those addressing the impact of climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;
•federal and state tax proposals affecting our industry;
•risks related to an annual limitation on the utilization of our tax attributes, which was triggered upon the completion of our merger with Southwestern Energy Company, as well as trading in our common stock, additional issuance of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation; and
•other factors that are described under Risk Factors in Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of the filing date, and we undertake no obligation and have no intention to update any forward-looking statement, except as required by law. We urge you to carefully review and consider the disclosures in this news release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions, except per share data)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$616	$317
Restricted cash	80	78
Accounts receivable, net	1,599	1,226
Derivative assets	264	84
Other current assets	357	292
Total current assets	2,916	1,997
Property and equipment:
Natural gas and oil properties, successful efforts method
Proved natural gas and oil properties	26,606	23,093
Unproved properties	5,478	5,897
Other property and equipment	509	654
Total property and equipment	32,593	29,644
Less: accumulated depreciation, depletion and amortization	(8,278)	(5,362)
Property and equipment held for sale, net	40	—
Total property and equipment, net	24,355	24,282
Long-term derivative assets	47	1
Deferred income tax assets	168	589
Other long-term assets	801	1,025
Total assets	$28,287	$27,894

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$753	$777
Current maturities of long-term debt, net	—	389
Accrued interest	100	100
Derivative liabilities	3	71
Other current liabilities	2,045	1,786
Total current liabilities	2,901	3,123
Long-term debt, net	5,009	5,291
Long-term derivative liabilities	1	68
Asset retirement obligations, net of current portion	688	499
Long-term contract liabilities	975	1,227
Other long-term liabilities	135	121
Total liabilities	9,709	10,329
Contingencies and commitments
Stockholders' equity:
Common stock, $0.01 par value, 450,000,000 shares authorized: 239,249,874 and 231,769,886 shares issued	2	2
Additional paid-in capital	13,746	13,687
Retained earnings	4,830	3,876
Total stockholders' equity	18,578	17,565
Total liabilities and stockholders' equity	$28,287	$27,894

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
($ in millions, except per share data)
Revenues and other:
Natural gas, oil and NGL	$2,305	$1,595	$8,476	$2,969
Marketing	799	649	3,163	1,290
Gain (loss) on derivatives	236	(245)	550	(38)
Gains (losses) on sales of assets	(68)	2	(65)	14
Total revenues and other	3,272	2,001	12,124	4,235
Operating expenses:
Production	168	158	635	316
Gathering, processing and transportation	642	556	2,376	1,035
Severance and ad valorem taxes	48	39	193	97
Exploration	16	3	46	10
Marketing	791	654	3,160	1,310
General and administrative	49	53	181	186
Separation and other termination costs	—	—	5	23
Depreciation, depletion and amortization	759	647	2,980	1,729
Impairments	37	—	37	—
Other operating expense, net	17	277	40	332
Total operating expenses	2,527	2,387	9,653	5,038
Income (loss) from operations	745	(386)	2,471	(803)
Other income (expense):
Interest expense	(59)	(64)	(235)	(123)
Gains (losses) on purchases, exchanges or extinguishments of debt	—	1	4	(1)
Other income, net	1	28	42	86
Total other income (expense)	(58)	(35)	(189)	(38)
Income (loss) before income taxes	687	(421)	2,282	(841)
Income tax expense (benefit)	134	(22)	463	(127)
Net income (loss)	$553	$(399)	$1,819	$(714)
Earnings (loss) per common share:
Basic	$2.32	$(1.72)	$7.67	$(4.55)
Diluted	$2.30	$(1.72)	$7.57	$(4.55)
Weighted average common shares outstanding (in thousands):
Basic	238,476	231,539	237,290	156,989
Diluted	240,308	231,539	240,370	156,989

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$553	$(399)	$1,819	$(714)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	759	647	2,980	1,729
Deferred income tax expense (benefit)	128	(18)	448	(123)
Derivative (gains) losses, net	(236)	245	(550)	38
Cash receipts on derivative settlements, net	87	252	189	947
Share-based compensation	12	9	46	38
(Gains) losses on sales of assets	68	(2)	65	(14)
Contract amortization	(32)	(57)	(203)	(57)
(Gains) losses on purchases, exchanges or extinguishments of debt	—	(1)	(4)	1
Other	44	51	70	35
Changes in assets and liabilities	(427)	(345)	(285)	(315)
Net cash provided by operating activities	956	382	4,575	1,565
Cash flows from investing activities:
Capital expenditures	(741)	(536)	(2,736)	(1,557)
Property acquisitions	(126)	—	(195)	—
Business combination, net	—	(459)	—	(459)
Receipts of deferred consideration	—	50	116	166
Contributions to investments	—	(4)	(14)	(75)
Proceeds from divestitures of property and equipment	51	4	70	21
Net cash used in investing activities	(816)	(945)	(2,759)	(1,904)
Cash flows from financing activities:
Proceeds from Prior Credit Facility	—	20	825	20
Payments on Prior Credit Facility	—	(20)	(825)	(20)
Proceeds from 2025 Credit Facility	165	—	165	—
Payments on 2025 Credit Facility	(165)	—	(165)	—
Proceeds from issuance of senior notes, net	—	747	—	747
Proceeds from warrant exercise	2	2	24	3
Debt issuance and other financing costs	—	(7)	(11)	(11)
Cash paid to repurchase and retire common stock	—	—	(100)	—
Cash paid to purchase debt	—	(767)	(663)	(767)
Cash paid for common stock dividends	(137)	(134)	(765)	(388)
Other	—	(3)	—	(3)
Net cash used in financing activities	(135)	(162)	(1,515)	(419)
Net increase (decrease) in cash, cash equivalents and restricted cash	5	(725)	301	(758)
Cash, cash equivalents and restricted cash, beginning of period	691	1,120	395	1,153
Cash, cash equivalents and restricted cash, end of period	$696	$395	$696	$395

Cash and cash equivalents	$616	$317	$616	$317
Restricted cash	80	78	80	78
Total cash, cash equivalents and restricted cash	$696	$395	$696	$395

NATURAL GAS, OIL AND NGL PRODUCTION AND AVERAGE SALES PRICES (unaudited)

	Three Months Ended December 31, 2025
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	3,193	3.35	—	—	—	—	3,193	3.35
Northeast Appalachia	2,610	3.24	—	—	—	—	2,610	3.24
Southwest Appalachia	1,021	3.17	16	47.97	80	23.48	1,597	3.68
Total	6,824	3.28	16	47.97	80	23.48	7,400	3.38

Average NYMEX Price		3.55		59.14
Average Realized Price (including realized derivatives)		3.37		49.41		23.77		3.47

	Three Months Ended December 31, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	2,338	2.57	—	—	—	—	2,338	2.57
Northeast Appalachia	2,425	2.34	—	—	—	—	2,425	2.34
Southwest Appalachia	1,067	2.42	12	60.41	85	27.44	1,649	3.42
Total	5,830	2.45	12	60.41	85	27.44	6,412	2.70

Average NYMEX Price		2.79		70.27
Average Realized Price (including realized derivatives)		2.91		61.28		26.90		3.11

	Year Ended December 31, 2025
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	3,000	3.17	—	—	—	—	3,000	3.17
Northeast Appalachia	2,624	2.99	—	—	—	—	2,624	2.99
Southwest Appalachia	976	3.08	16	54.47	81	24.48	1,559	3.76
Total	6,600	3.08	16	54.47	81	24.48	7,183	3.23

Average NYMEX Price		3.43		64.81
Average Realized Price (including realized derivatives)		3.16		55.60		24.30		3.30

	Year Ended December 31, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	1,532	2.14	—	—	—	—	1,532	2.14
Northeast Appalachia	1,809	1.88	—	—	—	—	1,809	1.88
Southwest Appalachia	270	2.42	3	60.41	21	27.44	417	3.42
Total	3,611	2.03	3	60.41	21	27.44	3,758	2.16

Average NYMEX Price		2.27		75.72
Average Realized Price (including realized derivatives)		2.75		61.04		26.91		2.84

CAPITAL EXPENDITURES ACCRUED (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
($ in millions)
Drilling and completion capital expenditures:
Haynesville	$304	$300	$1,293	$777
Northeast Appalachia	159	97	529	377
Southwest Appalachia	115	103	532	103
Total drilling and completion capital expenditures	578	500	2,354	1,257
Non-drilling and completion - field	105	51	314	157
Non-drilling and completion - corporate	45	42	184	115
Total capital expenditures	$728	$593	$2,852	$1,529

NON-GAAP FINANCIAL MEASURES

As a supplement to the financial results prepared in accordance with U.S. GAAP, Expand Energy’s quarterly earnings releases contain certain financial measures that are not prepared or presented in accordance with U.S. GAAP. These non-GAAP financial measures include Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted EBITDAX, Free Cash Flow, Adjusted Free Cash Flow and Net Debt. A reconciliation of each financial measure to its most directly comparable GAAP financial measure is included in the tables below. Management believes these adjusted financial measures are a meaningful adjunct to earnings and cash flows calculated in accordance with GAAP because (a) management uses these financial measures to evaluate the Company’s trends and performance, (b) these financial measures are comparable to estimates provided by securities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

Expand Energy's definitions of each non-GAAP measure presented herein are provided below. Because not all companies or securities analysts use identical calculations, Expand Energy’s non-GAAP measures may not be comparable to similarly titled measures of other companies or securities analysts.

Adjusted Net Income: Adjusted Net Income is defined as net income (loss) adjusted to exclude unrealized (gains) losses on natural gas, oil and NGL derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Net Income facilitates comparisons of the Company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Net Income should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Adjusted Diluted Earnings Per Common Share: Adjusted Diluted Earnings Per Common Share is defined as diluted earnings (loss) per common share adjusted to exclude the per diluted share amounts attributed to unrealized (gains) losses on natural gas, oil and NGL derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Diluted Earnings Per Common Share facilitates comparisons of the Company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Diluted Earnings Per Common Share should not be considered an alternative to, or more meaningful than, earnings (loss) per common share as presented in accordance with GAAP.

Adjusted EBITDAX: Adjusted EBITDAX is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, exploration expense, unrealized (gains) losses on natural gas, oil and NGL derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results. Adjusted EBITDAX is presented as it provides investors an indication of the Company's ability to internally fund exploration and development activities and service or incur debt. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Free Cash Flow: Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures. Free Cash Flow is a liquidity measure that provides investors additional information regarding the Company's ability to service or incur debt and return cash to shareholders. Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Adjusted Free Cash Flow: Adjusted Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures and cash contributions to investments, adjusted to exclude certain items management believes affect the comparability of operating results. Adjusted Free Cash Flow is a liquidity measure that provides investors additional information regarding the Company's ability to service or incur debt and return cash to shareholders. Adjusted Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Net Debt: Net Debt is defined as GAAP total debt excluding premiums, discounts, and deferred issuance costs less cash and cash equivalents. Net Debt is useful to investors as a widely understood measure of liquidity and leverage, but this measure should not be considered as an alternative to, or more meaningful than, total debt presented in accordance with GAAP.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2025	2024	2025	2024
Net income (loss) (GAAP)	$553	$(399)	$1,819	$(714)

Adjustments:
Unrealized (gains) losses on natural gas, oil and NGL derivatives	(179)	490	(361)	979
Separation and other termination costs	—	—	5	23
(Gains) losses on sales of assets	68	(2)	65	(14)
Other operating expense, net(a)	11	267	29	325
(Gains) losses on purchases, exchanges or extinguishments of debt	—	(1)	(4)	1
Impairments	37	—	37	—
Contract amortization	(32)	(57)	(203)	(57)
Other	3	(21)	(17)	(38)
Tax effect of adjustments(b)	20	(146)	97	(271)
Adjusted net income (Non-GAAP)	$481	$131	$1,467	$234

(a)	Includes an adjustment for costs incurred related to the Southwestern Merger.
(b)	The three- and twelve-month periods ended December 31, 2025 and December 31, 2024 include a tax effect attributed to the reconciling adjustments using a statutory rate of 22%.

RECONCILIATION OF EARNINGS (LOSS) PER COMMON SHARE TO ADJUSTED DILUTED EARNINGS PER COMMON SHARE (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($/share)	2025	2024	2025	2024
Earnings (loss) per common share (GAAP)	$2.32	$(1.72)	$7.67	$(4.55)
Effect of dilutive securities	(0.02)	—	(0.10)	—
Diluted earnings (loss) per common share (GAAP)	$2.30	$(1.72)	$7.57	$(4.55)

Adjustments:
Unrealized (gains) losses on natural gas, oil and NGL derivatives	(0.75)	2.12	(1.51)	6.24
Separation and other termination costs	—	—	0.02	0.14
(Gains) losses on sales of assets	0.28	(0.01)	0.27	(0.09)
Other operating expense, net(a)	0.05	1.16	0.12	2.07
(Gains) losses on purchases, exchanges or extinguishments of debt	—	—	(0.02)	0.01
Impairments	0.16	—	0.16	—
Contract amortization	(0.13)	(0.24)	(0.84)	(0.36)
Other	0.01	(0.09)	(0.07)	(0.24)
Tax effect of adjustments(b)	0.08	(0.64)	0.40	(1.73)
Effect of dilutive securities	—	(0.03)	—	(0.08)
Adjusted diluted earnings per common share (Non-GAAP)	$2.00	$0.55	$6.10	$1.41

(a)	Includes an adjustment for costs incurred related to the Southwestern Merger.
(a)	The three- and twelve-month periods ended December 31, 2025 and December 31, 2024 include a tax effect attributed to the reconciling adjustments using a statutory rate of 22%.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDAX (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
($ in millions)
Net income (loss) (GAAP)	$553	$(399)	$1,819	$(714)

Adjustments:
Interest expense	59	64	235	123
Income tax expense (benefit)	134	(22)	463	(127)
Depreciation, depletion and amortization	759	647	2,980	1,729
Exploration	16	3	46	10
Unrealized (gains) losses on natural gas, oil and NGL derivatives	(179)	490	(361)	979
Separation and other termination costs	—	—	5	23
(Gains) losses on sales of assets	68	(2)	65	(14)
Other operating expense, net(a)	11	267	29	325
Impairments	37	—	37	—
(Gains) losses on purchases, exchanges or extinguishments of debt	—	(1)	(4)	1
Contract amortization	(32)	(57)	(203)	(57)
Other	(1)	(26)	(33)	(83)
Adjusted EBITDAX (Non-GAAP)	$1,425	$964	$5,078	$2,195

(a)	Includes an adjustment for costs incurred related to the Southwestern Merger.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
($ in millions)
Net cash provided by operating activities (GAAP)	$956	$382	$4,575	$1,565
Cash capital expenditures	(741)	(536)	(2,736)	(1,557)
Free cash flow (Non-GAAP)	215	(154)	1,839	8
Cash paid for merger expenses	3	231	85	269
Cash contributions to investments	—	(4)	(14)	(75)
Adjusted free cash flow (Non-GAAP)	$218	$73	$1,910	$202

RECONCILIATION OF TOTAL DEBT TO NET DEBT (unaudited)

($ in millions)	December 31, 2025
Total debt (GAAP)	$5,009
Premiums, discounts and issuance costs on debt	16
Principal amount of debt	5,025
Cash and cash equivalents	(616)
Net debt (Non-GAAP)	$4,409